EXHIBIT 99.1


        Immunomedics, Inc. Raises $15 Million in Sale of Common Stock

Morris Plains, N.J., August 2, 2004 - Immunomedics, Inc. (Nasdaq: IMMU) today announced that agreements have been signed to sell 4,178,116 shares of its common stock, resulting in gross proceeds to the Company of approximately $15.1 million. The shares are being sold to select institutional investors at a price of $3.61 per share. The Company has also agreed to grant these investors rights to purchase an additional 4,178,116 shares of its common stock at a price of $3.97 per share, by a date no later than November 24, 2004. The shares of common stock are being offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The sale is expected to close on or about Monday, August 2, 2004, subject to customary closing conditions. RBC Capital Markets is acting as the exclusive placement agent in connection with the transaction.

"We are pleased with this round of financing, which has strengthened our cash position," said Gerard G. Gorman, Vice President of Finance and Chief Financial Officer. At March 31, 2004, the Company had $25.0 million in cash and liquid securities, including $5.4 million of restricted securities that collateralize the New Jersey Economic Development Authority financing completed in May 2003 for construction of expanded manufacturing facilities.

"Our improved cash position facilitates, we believe, our negotiating position in various out-licensing discussions, while we continue the clinical development of our potential products for cancer and autoimmune disease therapy," added Cynthia
L. Sullivan, President and Chief Executive Officer. Ms. Sullivan also stated:
"We are particularly encouraged with the results of our initial trial of epratuzumab, our humanized anti-CD22 antibody, in the treatment of patients with systemic lupus erythematosus."

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer, if at all, will be made only by means of the prospectus, including the prospectus supplement, which forms a part of the effective registration statement.

Immunomedics, Inc. is a biopharmaceutical company focused on the development, manufacture and commercialization of diagnostic imaging and therapeutic products for the detection and treatment of cancer and other serious diseases. Integral to these products are highly specific monoclonal antibodies and antibody fragments designed to deliver radioisotopes and chemotherapeutic agents to tumors and other sites of disease. Immunomedics has nine therapeutic product candidates in clinical development and has two marketed diagnostic imaging products. The most advanced therapeutic product candidates are LymphoCide(R) (epratuzumab), for which certain Phase II clinical trials for the treatment of non-Hodgkin's lymphoma have already been completed, and CEA-Cide(R) (labetuzumab), which is in Phase I/II clinical trials for the treatment of certain solid tumors.
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This release, in addition to historical information, contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Any statement in this release that is not a statement of historical fact, including, but not limited to, statements regarding the Company's business strategy, clinical trials and future financial condition, is a forward-looking statement. Such forward-looking statements involve significant known and unknown risks and uncertainties and actual result could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, risks associated with new product development (including clinical trials outcome and regulatory requirements/actions), competitive risks to marketed products and availability of financing and other sources of capital, as well as the risks discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and other filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact (including to obtain a copy of the prospectus): Chau Cheng, Associate Director, Investor Relations & Business Analysis, (973) 605-8200, extension 123. Visit the Company's web site at http://www.Immunomedics.com.